EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of NBC Capital Corporation on Form S-8 (Registration Nos. 333-75054, 333-67098, 333-106415 and 333-114080) of our report dated January 28, 2005, on the 2004 consolidated financial statements of NBC Capital Corporation, which report is included in the 2004 Annual Report on Form 10-K of NBC Capital Corporation.

/s/ T. E. Lott & Company

Columbus, Mississippi

March 11, 2005